Exhibit 99.1

PRESS RELEASE - FOR IMMEDIATE DISTRIBUTION

Dated:  April 19, 2010

Quarterly Earnings Results Reported by Citizens Bancorp

[Blackstone, Virginia]    Citizens Bancorp of Virginia, Inc. (the “Company”) (OTCBB: CZBT), the parent company of Citizens Bank and Trust Company (the “Bank”), reported net income of $608 thousand, or $0.26 per share for the quarter ended March 31, 2010.  Net income for the first quarter of 2009 was $710 thousand, which was $0.30 per share or $0.04 greater than the same quarter for 2010.  The return on average assets for the three months ended March 31, 2010 was 0.76% as compared to the same period in 2009 when the return was 0.95%.  The Company also reported consolidated total assets of $326.4 million or an increase of $5.4 million or 1.7% from the $321.0 million at December 31, 2009.  Year-over-year total asset growth at March 31, 2010 was $19.9 million or 6.5% greater than at March 31, 2009.  The economic recession’s prolonged effects on borrowers and higher FDIC insurance premiums continue to plague financial institutions, nationwide.  The Bank’s quarterly earnings were affected by a higher level of non-accrual loans, a higher provision for loan losses, lower non-interest income and higher deposit insurance costs.

The Company’s fully tax-equivalent net interest margin improved to 4.10% for the three months ended March 31, 2010 as compared to 3.96% and 3.98% for the three months ended March 31, 2009 and December 31, 2009, respectively.  The net interest margin improved primarily due to the 55 basis point decrease in the cost of interest bearing deposits which was 1.94% for the quarter ended March 31, 2010 as compared to 2.49% for the year-ago period.  Non-accrual loans averaged $5.6 million for the quarter-ended March 31, 2010 as compared to $1.4 million and $4.8 million for the quarters ended March 31, 2009 and December 31, 2009, respectively.

Management recorded $300 thousand in provision for the allowance for loan losses during the quarter ended March 31, 2010; this compares to $45 thousand in the year-ago quarter ended March 31, 2009 and $475 thousand in the quarter-ended December 31, 2009.  While the rate of increase in non-accrual loans has slowed, management recognizes that many borrowers will continue to struggle until an economic recovery takes hold and this is the primary reason for additional provision during the quarter.   Improving economic conditions are likely to bring about a healthier credit environment for borrowers and management expects that this is likely to reduce the amount of loan loss provision required for the remainder of the year.

Non-interest income for the first quarter ended March 31, 2010 was $557 thousand as compared to $597 thousand and $681 thousand for the three months ended March 31, 2009 and December 31, 2009, respectively.  The decrease of $40 thousand from the quarter ended March 31, 2009 to March 31, 2010 is attributed to $26 thousand decline in deposit account fees, $12 thousand decline in gains on sale of loans, and $24 thousand decrease in other income.  The decline in other income was due to a one-time rebate of $20 thousand received in March 2009.  Offsetting these decreases in non

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interest income was $23 thousand increase in ATM fee income for the quarter ended March 31, 2010 as compared to the year-ago quarter.

Non-interest expense totaled $2.368 million for the three months ended March 31, 2010, which is $136 thousand or 6.1% greater than the period ended March 31, 2009.  The reported year-over-year increase is primarily due to higher FDIC deposit insurance premiums in the amount of $88 thousand and a $47 thousand increase related to costs associated with employee salaries and benefits.

President and CEO, Joseph D. Borgerding commented, “Management is pleased with the Bank’s growth and improvement in the net interest margin which contributed to an increase in net interest income of $269 thousand for the first quarter of 2010.  The Bank continues to take a conservative approach in providing for potential loan losses; however, we are hopeful that loan losses may stabilize if economic conditions continue to improve.”

Citizens Bank and Trust Company was founded in 1873 and is the second oldest independent bank in Virginia.  The Bank has eleven offices in the Counties of Amelia, Chesterfield, Mecklenburg, Nottoway and Prince Edward, along with one branch in the city of Colonial Heights and one in the Town of South Hill, Virginia.  Citizens Bancorp of Virginia, Inc. is a single bank holding company headquartered in Blackstone, Virginia and the Company’s stock trades on the OTC Bulletin Board under the symbol “CZBT”.  Additional information on the Company is also available at its web site: www.cbtva.com.

Citizens Bancorp of Virginia, Inc. cautions readers that certain statements in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Although the Company believes that its expectations with respect to these forward-looking statements are based upon reasonable assumptions within the bounds of its business operations, there can be no assurance that the actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  For more details on factors that could affect expectations, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and its other filings with the Securities and Exchange Commission.

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CITIZENS BANCORP OF VIRGINIA, INC. AND SUBSIDIARY
Consolidated Balance Sheet
(Dollars in thousands, except share data)

	March 31,	December 31,
	2010	2009
Assets

Cash and due from banks	$7,045	$6,339
Interest-bearing deposits in banks	1,081	1,108
Federal funds sold	7,519	9,588
Securities available for sale, at fair market value	77,896	66,778
Restricted securities	1,189	1,189
Loans, net of allowance for loan losses of $2,911
and $2,673	210,695	214,862
Premises and equipment, net	7,466	7,544
Accrued interest receivable	1,856	1,860
Other assets	10,412	10,637
Other real estate owned	1,197	1,073

Total assets	$326,356	$320,978

Liabilities and Stockholders' Equity

Liabilities
Deposits:
Noninterest-bearing	$34,646	$33,999
Interest-bearing	238,090	234,797
Total deposits	$272,736	$268,796
FHLB advances	5,000	5,000
Other borrowings	6,285	5,483
Accrued interest payable	951	955
Accrued expenses and other liabilities	2,063	1,754
Total liabilities	$287,035	$281,988

Stockholders' Equity
Preferred stock, $0.50 par value; authorized 1,000,000 shares;
none outstanding	$-	$-
Common stock, $0.50 par value; authorized 10,000,000 shares;
issued and outstanding, 2,365,239 for 2010 and 2,371,139 for 2009	1,183	1,186
Additional paid-in capital	- -	- -
Retained earnings	38,319	38,177
Accumulated other comprehensive loss	(181)	(373)
Total stockholders' equity	$39,321	$38,990

Total liabilities and stockholders' equity	$326,356	$320,978

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CITIZENS BANCORP OF VIRGINIA, INC. AND SUBSIDIARY
Consolidated Statements of Income
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2010	2009
Interest and Dividend Income
Loans, including fees	3,420	3,457
Investment securities:
Taxable	498	368
Tax-exempt	160	137
Federal Funds sold	5	5
Other	4	57
Total interest and dividend income	4,087	4,024

Interest Expense
Deposits	1,131	1,315
Borrowings	37	59
Total interest expense	1,168	1,374

Net interest income	2,919	2,650

Provision for loan losses	300	45

Net interest income after provision
for loan losses	2,619	2,605

Noninterest Income
Service charges on deposit accounts	261	287
Net gain on sales of securities	4	3
Net gain on sales of loans	10	22
Income from bank owned life insurance	68	70
ATM fee income	150	127
Other	64	88
Total noninterest income	557	597

Noninterest Expense
Salaries and employee benefits	1,364	1,317
Net occupancy expense	153	147
Equipment expense	131	144
FDIC deposit insurance	156	68
Other	564	556
Total noninterest expense	2,368	2,232

Income before income taxes	808	970

Income taxes	200	260

Net income	608	710
Earnings per share, basic & diluted	0.26	0.30

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CITIZENS BANCORP OF VIRGINIA, INC. AND SUBSIDIARY
Consolidated Regulatory Capital Ratios
And Performance Ratios

(Dollars in thousands, except per share data)

	Three Months Ended
	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009

Per Share Data:

Earnings per weighted average share	$0.26	$0.25	$0.32	$0.32	$0.30

Weighted average shares outstanding	2,368,932	2,374,164	2,377,151	2,382,050	2,388,290

Actual shares outstanding	2,365,239	2,371,139	2,377,030	2,377,330	2,383,380

Book value per share at period end	$16.62	$16.44	$16.10	$15.63	$15.46

Dividend per share	$0.17	$0.17	$0.17	$0.17	$0.17

Performance Ratios:

Return on average assets	0.76%	0.75%	0.97%	0.95%	0.95%

Net interest margin, (FTE)	4.10%	3.98%	3.96%	4.07%	3.96%

Efficiency ratio1	68.14%	64.84%	65.78%	66.57%	68.72%

Capital and Other Ratios:
(Ratios are period end, unless stated otherwise)
Tier 1 leverage ratio	12.49%	12.33%	12.38%	12.53%	12.69%

Total risk-based capital ratio	21.08%	20.76%	20.72%	20.32%	20.80%

Allowance for loan losses to total loans	1.36%	1.23%	1.10%	1.06%	1.01%

Non-accruing loans to total loans	2.67%	2.42%	2.00%	1.77%	0.81%

Net charge-offs (net recoveries) to average loans (annualized)	0.12%	0.33%	0.22%	0.13%	0.04%

1 Computed by dividing noninterest expense by the sum of net interest income and noninterest income.

CONTACT:	Ronald E. Baron
SVP and Chief Financial Officer
Voice: 434-292-8100 or E-mail: Ron.Baron@cbtva.com
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